Exhibit 99.1

   Geron Corporation Reports 2004 Third Quarter Results and Events

    MENLO PARK, Calif.--(BUSINESS WIRE)--Oct. 29, 2004--Geron Corporation (Nasdaq:GERN) today reported financial results for the three and nine months ended September 30, 2004.
    For the third quarter of 2004, the company reported a net loss of $10.3 million or $(0.23) per share compared to $5.1 million or $(0.15) per share for the third quarter of 2003. Net loss for the first nine months of 2004 was $70.9 million or $(1.62) per share compared to $22.3 million or $(0.76) per share for the same period in 2003.
    Revenues for the third quarter of 2004 were $101,000 compared to $472,000 for the comparable period in 2003. Revenues for the nine months ended September 30, 2004 were $715,000 compared to $1.0 million for the comparable 2003 period. In the third quarter of 2003 the company received a $250,000 milestone payment in connection with its telomerase oncolytic virus program. Revenues for 2004 included royalty revenues under license agreements with companies for sales of telomerase detection and measurement kits, and license fee revenues recognized from license agreements with multiple companies for nuclear transfer and telomerase technology.
    Operating expenses for the third quarter of 2004 were $10.6 million compared to $5.7 million for the comparable 2003 period. The increase in operating expenses is principally the result of an increase in expenses for raw materials and animal toxicology studies related to the clinical development of GRN163L and increased accounting and legal expenses associated with additional regulatory compliance related to the Sarbanes-Oxley Act. Operating expenses for the nine months ended September 30, 2004 were $72.4 million compared to $23.0 million for the comparable 2003 period. The increase in operating expenses for the nine month 2004 period was mainly attributable to a non-cash charge of $45.2 million to acquire in-process research technology in connection with the acquisition of intellectual property rights from Merix Bioscience, Inc.

    Third Quarter 2004 Highlights:

    -- In the July 2004 issue of the journal Neuro-Oncology, Geron and its collaborators at the Brain Tumor Research Center and Department of Pathology, University of California, San Francisco, published results of preclinical testing of GRN163, its first-generation telomerase inhibitor drug, in models of human glioblastoma, one of the deadliest forms of brain cancer. The results indicate that GRN163 can prevent or suppress the growth of human glioblastoma tumor cells in mice and rats. In addition, the data suggest that intracranial injection of GRN163 achieves robust distribution of the compound in the brain.

    -- Geron granted a non-exclusive license to The Procter & Gamble Company relating to Geron's human telomerase reverse transcriptase (hTERT) technology for research applications. Procter & Gamble will use hTERT to create immortalized cell lines from specified types of skin cells. Procter & Gamble plans to use the immortalized cells to study the regulation of cell function and develop biological assays for screening purposes.

    -- In the July issue of the journal Stem Cells, Geron scientists and Dr. Mickie Bhatia of the Robarts Research Institute in London, Ontario published results demonstrating that human embryonic stem cells (hESCs) have unique immune-privileged properties, and suggesting the possibility that there may be reduced need for immunosuppression upon transplantation of cells derived from hESCs. The results demonstrate that undifferentiated hESCs transplanted in vivo, unlike other human cells, do not elicit certain immune responses that normally trigger graft rejection. In particular, the hESCs did not cause inflammatory cell infiltration when transplanted into mice. In in vitro experiments, neither undifferentiated hESCs nor partially differentiated hESCs induced reactive proliferation of human T-cells. Moreover, undifferentiated hESCs were found to actively inhibit the potent T-cell responses that normally occur when human peripheral blood cells from two individuals are co-cultured.

    -- In the August issue of Cancer Gene Therapy, scientists from Genetic Therapy, Inc. (an affiliate of Novartis AG) and Cell Genesys, Inc. published research demonstrating selectivity, efficacy and lack of toxicity of an oncolytic virus containing the human telomerase promoter. This virus was significantly less toxic in normal liver cells than an earlier version which did not contain the telomerase promoter.

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technology constitute forward-looking statements involving risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for additional capital, need for regulatory approvals or clearances, and the maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended September 30, 2004.

    Additional information about the company can be obtained at http://www.geron.com.


                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                         THREE MONTHS ENDED       NINE MONTHS ENDED
                           SEPTEMBER 30,            SEPTEMBER 30,
                         2004         2003        2004        2003
                      ------------ ----------- ----------- -----------
(In thousands, except
 share and per share
 amounts)

Revenues from
 collaborative
 agreements            $       --   $      --   $      --   $      72
License fees and
 royalties                    101         472         715         947
                      ------------ ----------- ----------- -----------
    Total revenues            101         472         715       1,019

Operating expenses:
  Research and
   development              8,900       4,713      22,099      19,236
  Acquired in-process
   research technology         --          --      45,150          --
  General and
   administrative           1,676         996       5,120       3,717
                      ------------ ----------- ----------- -----------
    Total operating
     expenses              10,576       5,709      72,369      22,953
                      ------------ ----------- ----------- -----------
Loss from operations      (10,475)     (5,237)    (71,654)    (21,934)

Interest and other
 income                       348         287       1,231         957
Debenture conversion
 expense                       --          --          --        (779)
Interest and other
 expense                     (175)       (157)       (507)       (571)
                      ------------ ----------- ----------- -----------
Net loss               $  (10,302)  $  (5,107)  $ (70,930)  $ (22,327)
                      ============ =========== =========== ===========


Basic and diluted net
 loss per share        $    (0.23)  $   (0.15)  $   (1.62)  $   (0.76)
                      ============ =========== =========== ===========

Weighted average
 shares used in
 calculation of basic
 and diluted net loss
 per share             45,442,854  33,189,213  43,719,086  29,192,273
                      ============ =========== =========== ===========


                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                        SEPTEMBER 30,   DECEMBER 31,
(In thousands)                              2004            2003
                                       --------------- ---------------
                                         (Unaudited)      (Note 1)
Current assets:
  Cash, restricted cash and cash
   equivalents                              $  10,715      $   13,353
  Marketable securities                        80,015          96,427
  Interest and other receivables                  960           1,146
  Other current assets                          3,438             882
                                       --------------- ---------------
Total current assets                           95,128         111,808

Property and equipment, net                     2,173           1,684
Deposits and other assets                         667             804
Intangible assets                               1,671           3,819
                                       --------------- ---------------
                                            $  99,639      $  118,115
                                       =============== ===============

Current liabilities                         $   7,635      $    9,825
Noncurrent liabilities                            833           1,966
Stockholders' equity                           91,171         106,324
                                       --------------- ---------------
                                            $  99,639      $  118,115
                                       =============== ===============

Note 1: Derived from audited financial statements included in Geron's Annual Report on Form 10-K, filed with the SEC.

    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765